FOR:  MOTORCAR PARTS
                                                       & ACCESSORIES, INC.

                                            CONTACT:    Richard Marks
                                                        President and
                                                        Chief Operating Officer
                                                        (310) 212-7910

FOR IMMEDIATE RELEASE

Motorcar Parts & Accessories, Inc. Expects Fourth Quarter Loss


         TORRANCE, CALIFORNIA --May 24, 1999 -- Motorcar Parts & Accessories, Inc. (Nasdaq: MPAA), today announced that it expects to report a significant loss for the fourth quarter of its fiscal year ended March 31, 1999. The Company anticipates that it may report a loss for the entire fiscal year. The Company's independent auditors are continuing their year-end audit.

         Motorcar Parts & Accessories, Inc. is a leading remanufacturer and distributor of replacement alternators and starters for both imported and domestic cars and light trucks.

         Certain matters discussed in this news release are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties including, but not limited to: the outcome of the audit for the fiscal year ended March 31, 1999; uncertainty as to the Company's profitability; the Company's ability to develop and implement operational and financial systems to manage growing operations; competition in the Company's existing and potential future lines of business; the Company's ability to obtain financing on acceptable terms to finance the Company's business and for the Company to operate within the limitations imposed by financing arrangements; and other factors. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.